Exhibit 10.5

COURIER CORPORATION

AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN

AS MOST RECENTLY AMENDED

(and after adjusting the number of shares referred to herein by taking into effect the

3-for-2 stock splits effected during 1998, 2001 and 2003)

1.                                       PURPOSE

The purpose of this Amended and Restated 1993 Stock Incentive Plan (the “Plan”) is to encourage key employees of Courier Corporation (the “Company”) and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of stock, stock options and other rights to compensation in amounts determined by the value of the Company’s stock (the “Awards”). The term “Subsidiary” as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.

2.                                       ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation and Management Development Committee (the “Committee”) composed of at least three members of the Board of Directors of the Company (the “Board”), and may include those members serving at any time and from time to time as the Committee; provided, however, that each member of the Committee shall be an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder, and a “non-employee director” within the meaning of Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor definition under said Rule. In the event that a vacancy occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board.

As to all key employees who are officers of the Company or a Subsidiary within the meaning of Section 16(b) of the Exchange Act, the Committee shall from time to time determine to whom options or other rights shall be granted under the Plan, whether options (“Options”) granted shall be incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”), the terms of the Options or other Awards, and the number of shares which may be granted under Options. The Committee shall report to the Board the names of individuals to whom Awards are to be granted, the number of shares covered and the terms and conditions of each grant. As to other persons, the determinations described in this paragraph may be made by the Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Committee shall be understood to refer to the Board in any such case.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted thereunder shall be subject to the determination of the Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those

i

Options granted hereunder and specially designated under Section 5 to qualify as ISOs as described in Section 422 of the Code.

3.                                       STOCK SUBJECT TO THE PLAN

The total number of shares of stock which may be subject to Awards under the Plan was initially 130,000 shares and was increased (i) in 1996 by 100,000 shares (the “1996 Newly Available Shares”), (ii) in 1998 by 115,000 shares by virtue of a 3-for-2 stock split effected by a 50% stock dividend (the “1998 Newly Available Split Shares”), (iii) in 1999 by 100,000 shares (the “1999 Newly Available Shares”), (iv) in 2001 by 100,000 shares (the “2001 Newly Available Shares”), (v) subsequently in 2001 by 272,500 shares by virtue of a 3-for-2 stock split effected by a 50% stock dividend (the “2001 Newly Available Split Shares”), (vi) in 2003 by 408,750 shares by virtue of a 3-for-2 stock split effected by a 50% stock dividend (the “2003 Newly Available Split Shares”), and (vii) in 2004 by 150,000 shares to an aggregate of 1,376,250 shares of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”), from either authorized but unissued shares or treasury shares. For purposes of this limitation, shares of Common Stock underlying any Awards that are forfeited, cancelled, held back upon exercise of an Option or settlement of other Awards to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the Plan. Additionally, no more than 25,000 shares of Common Stock may be granted to any one individual pursuant to Options in any calendar year and from and after November 3, 2004, no more than 150,000 shares of Common Stock may be issued in the form of ISOs. The foregoing number of shares and limitations shall be subject to adjustment in accordance with the provisions of Section 12.

4.                                       ELIGIBILITY

The individuals who shall be eligible for grant of Awards under the Plan shall be key employees who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. The term “Participant,” as used in the Plan, refers to any employee to whom an Award has been granted.

5.                                       TERMS AND CONDITIONS OF OPTIONS

Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

(a)  Duration.  The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

(b)  Exercise Price.  The exercise price of each Option shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; provided that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement or similar document, the “fair market value” of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is at the time listed on any stock exchange or Nasdaq system, then the fair market value shall be the closing price of the Common Stock on the date in question; or (ii) if the Common Stock is not at the time listed on a stock exchange or Nasdaq system, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

(c)  Method of Exercise.  To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Secretary, Assistant Secretary or Chief Financial Officer of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company.

Alternatively, payment of the exercise price may be made, in whole or in part, by the delivery (or attestation to the ownership) of shares of Common Stock owned by the Participant for at least six months or purchased by the Participant on the open market. If payment is made in whole or in part in shares of Common Stock, then the Participant shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. In the event a Participant chooses to pay the exercise price by previously-owned shares of Common Stock through the attestation method, the number of shares of Common Stock transferred to the Participant upon the exercise of the Option shall be net of the shares attested to. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Participant shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

Options may be exercised by means of a “cashless exercise” procedure in which a broker (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Participant’s notice of exercise and the Company’s confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Participant; or (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker’s receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having fair market value equal to the option price. The Participant’s written notice of exercise of an Option pursuant to a “cashless exercise” procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Committee shall reasonably require.

At the time specified in a Participant’s notice of exercise, which shall not be earlier than the fifteenth (15th) day after the date of the notice except as may be mutually agreed, the Company shall, without issue or transfer tax to the Participant, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

(d)  Nonassignability of Options.  No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of a Participant, the Option shall be exercisable only by the Participant.

(e)  Notice of ISO Stock Disposition.  The Participant must notify the Company promptly in the event that the Participant sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon the Participant’s exercise of the ISO.

(f)  Effect of Cessation of Employment.  The Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Participant’s employment upon the exercisability of the Option.

(g)  No Rights as Stockholder.  A Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of the shares to the Participant, either electronically or by means of a stock certificate. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 12.

6.                                       RESTRICTED STOCK

The Committee may grant or award shares of Restricted Stock to Participants, subject to such terms or conditions as it shall determine and specify in a Restricted Stock Agreement. In the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years.

A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines the Participant may be required to deposit the certificates with the Company, together with a stock power or other instrument or transfer appropriately endorsed in blank. Restricted Stock may also be issued in book entry form with a similar legend.

7.                                       RESTRICTED STOCK UNITS

The Committee may grant or award Restricted Stock Units to Participants, subject to such terms or conditions as it shall determine and specify in a Restricted Stock Unit Agreement. In the event that any such Restricted Stock Unit shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock Unit shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. At the end of the deferral period, which may either be specified by the Committee in the Restricted Unit Agreement or elected by the Participant in advance under such terms or conditions specified by the Committee, the Restricted Stock Units shall be issued to the Participant in the form of shares of Common Stock on a one-to-one basis.

During the deferral period prior to actual issuance of Common Stock, a holder of Restricted Stock Units shall have no rights as a stockholder of the Company; provided, however, that the Committee may provide in the Restricted Stock Unit Agreement that the holder shall receive cash compensation from time to time in an amount equivalent to the dividends that would have been paid with respect to his Restricted Stock Units if such Units were actually shares of outstanding Common Stock.

Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

8.                                       UNRESTRICTED STOCK

In its discretion, the Committee may grant shares of Common Stock not subject to any risk of forfeiture (“Unrestricted Stock”) to Participants in recognition of long service to the Company. Each such Award shall not be in excess of 500 shares.

9.                                       SPECIAL BONUS GRANTS

In its discretion, the Committee may grant in connection with any NSO or grant of Restricted Stock or Unrestricted Stock a special bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the Participant as a consequence of his acquisition of Common Stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock or Unrestricted Stock, or (ii) thirty percent (30%) of the imputed income realized by the Participant on account of such exercise, grant or vesting. Any such special bonus shall be payable solely to federal, state and local taxing authorities for the benefit of the Participant at such time or times as withholding payments of income tax may be required. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Participant, or that Restricted Stock with respect to which a special bonus has been granted shall vest after the death of a Participant, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Participant had he survived to the date of exercise or vesting. A special bonus may be granted simultaneously with a related NSO or Restricted Stock or Unrestricted Stock grant or separately with respect to an outstanding NSO or Restricted Stock or Unrestricted Stock granted at an earlier date.

10.                                 METHOD OF GRANTING AWARDS

The grant of Awards shall be made by action of the Committee at a meeting at which a quorum of its members is present, or by unanimous written consent of all its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement within ten (10) days after it is submitted to him, the Awards granted under the Agreement shall be voidable by the Company at its election, without further notice to the Participant.

11.                                 REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Award will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or the exercise of an Option to comply with any law or regulations of any governmental authority, including without limitation, the Securities Act or applicable state securities laws.

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12.                                 CHANGES IN CAPITAL STRUCTURE

In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Awards, and for which Awards may be granted under the Plan. Any such adjustment in outstanding Awards shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share, if any, specified in each Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, then, except as otherwise specifically provided to the contrary in a Participant’s Stock Option Agreement, the Committee, in its discretion, shall amend the terms of all outstanding Options so that either:

(i)                                     after the effective date of such merger, consolidation or sale, as the case may be, each Participant shall be entitled, upon exercise of an Option, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation or sale if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock option of comparable value, or

(ii)                                  all outstanding Options shall be canceled as of the effective date of any such merger, consolidation, liquidation or sale, provided that each Participant shall have the right to exercise his Option according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale; and in addition to the foregoing, the Committee may in its discretion amend the terms of an Option by canceling some or all of the restrictions on its exercise, to permit its exercise pursuant to this paragraph (ii) to a greater extent than that permitted on its existing terms.

All adjustments to ISOs or assumptions of ISOs by any successor corporation shall preserve their status as ISOs.

After the effective date of such merger, consolidation or sale, as the case may be, all Restricted Stock Units shall be converted to Restricted Stock Units of the successor entity with comparable value, unless such Units are distributed to the Participants in the form of shares of Common Stock immediately preceding the effective date of such merger, consolidation or sale.

Except as expressly provided to the contrary in this Section 12, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

13.                                 MISCELLANEOUS

(a)  Nonassignability of Awards.  No Awards shall be assignable or transferable by the Participant except by will or the laws of descent and distribution. During the life of the Participant, Awards shall be exercisable only by the Participant.

(b)  No Guarantee of Employment.  Neither the Plan nor any Award Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

(c)  Tax Withholding.  To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise or vesting of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its minimum tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s minimum withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in Section 5(b). If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

(d)  Use of Proceeds.  The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

14.                                 EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan was originally effective as of December 9, 1992 and was last amended by the Board on November 3, 2004. The Committee may grant Awards under the Plan from time to time until the close of business on November 2, 2014. The Board may at any time amend the Plan, provided, however, that without approval of the Company’s stockholders there shall be no: (i) increase in the total number of shares of Common Stock reserved for issuance under the Plan, except by operation of the provisions of Section 12; (ii) change in the class of individuals eligible to receive Awards; (iii) reduction in the exercise price of any ISO or NSO; (iv) extension of the latest date upon which any ISO may be exercised; (v) material increase of the obligations of the Company or rights of any Participant under the Plan or any Awards granted pursuant to the Plan; (vi) expansion of the types of Awards available under the Plan; (vii) material change in the method of determining fair market value; or (viii) material extension of the term of the Plan. No amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.